SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 31, 1999


                              JLM INDUSTRIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



        DELAWARE                0-22687              06-1163710
     --------------            ----------         ------------------
    (State or Other           (Commission         (I.R.S. Employer
     Jurisdiction)            File Number)        Identification No.)


 8675 HIDDEN RIVER PARKWAY, TAMPA, FL.                                  33637
 -------------------------------------                                  -----
(Address of Principal Executive Office)                               (Zip Code)


                                 (813) 632-3300
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              (Registrant's telephone number, including area code)



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Item 5.  Other Events

     Effective August 31, 1999 (the "Acquisition Date"), a certain subsidiary of JLM Industries, Inc. ("JLM" or the "Company") purchased from Imperial Chemicals Industries PLC ("ICI PLC") (i) all of the assets and liabilities of ICI PLC's Colours and Industrial Chemicals Division of ICI South Africa and (ii) the majority shares of ICI South Africa Mozambique Limitada (the "Acquired Companies"). The Acquired Companies will be operated under JLM's subsidiary, JLM Industries (South Africa) PTY. The total purchase price for the Acquired Companies was $4.4 million and was funded by the Company's available acquisition line of credit. The purchase price is subject to final audit adjustments.

     The Acquired Companies are a supply chain management based distribution business that market a broad range of high quality specialty and commodity chemicals to target markets, including surface coatings, textiles, chemical manufacturing, refractory and rigid packing. The Acquired Companies operate from modern leased facilities in Durban, Johannesburg, Capetown, Port Elizabeth and Maputo, South Africa. The acquisition will be accounted for under the purchase method in accordance with generally accepted accounting principles.


Item 7.   Financial Statements and Exhibits.

       1. Financial statements and exhibits filed herewith: Not applicable.


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

SIGNATURES
----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JLM INDUSTRIES, INC.

Dated:  September 16, 1999

                                   By: /s/ JOHN L. MACDONALD
                                   -------------------------
                                   John L. Macdonald
                                   President and Chief Executive Officer


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